Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Managing Director, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended December 27, 2009

FREMONT, Calif., January 27, 2010—Lam Research Corporation (NASDAQ: LRCX) highlights for the December 2009 quarter were:

(in thousands, except per share data and percentages)

— Revenue:	$487,176

	U.S. GAAP	Ongoing

— Operating Margin:	18.8%	15.6%

— Net Income:	$69,574	$60,714

— Diluted EPS:	$0.54	$0.47

Lam Research Corporation today announced financial results for the quarter ended December 27, 2009. Revenue for the period was $487.2 million, gross margin was $223.2 million and net income was $69.6 million, or $0.54 per diluted share, compared to revenue of $318.5 million, gross margin of $136.8 million and net income of $16.8 million, or $0.13 per diluted share, for the September 2009 quarter. Shipments for the December 2009 quarter were $519 million compared to $355 million during the September 2009 quarter.

The Company’s ongoing results for the December 2009 quarter exclude certain costs for previously announced restructuring activities, the reversal of accrued liabilities due to final settlement of the remaining liabilities for Internal Revenue Code Section 409A related expenses, and the impairment of an investment. The Company’s ongoing results for the September 2009 quarter excluded certain costs for previously announced restructuring activities and the reversal of accrued liabilities due to settlement of a portion of certain liabilities for Internal Revenue Code Section 409A related expenses. Management uses the presentation of ongoing gross margin, ongoing operating expenses, ongoing operating income, ongoing operating margin, ongoing net income, and ongoing net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site.

Ongoing net income was $60.7 million, or $0.47 per diluted share in the December 2009 quarter compared to ongoing net income of $4.2 million, or $0.03 per diluted share, for the September 2009 quarter. Ongoing gross margin for the December 2009 quarter was $218.5 million or 44.8%, compared to ongoing gross margin of $131.3 million, or 41.2%, for the September 2009 quarter. The sequential increase in gross margin was primarily due to improved factory utilization as a result of increased business volume and a more favorable product mix. Ongoing operating expenses for the December 2009 quarter increased to $142.3 million compared with the September 2009 quarter of $123.3 million. This increase was a function of higher variable compensation expense associated with our improvement in profitability, new product material spending to support additional market opportunities arising from an improved business outlook, and the restoration of employee salaries and accompanying benefits (excluding executive management) to levels prior to the actions to reduce base compensation in the March 2009 quarter.

~more~

Lam Announces Financial Results for the December 2009 Quarter

The geographic distribution of shipments and revenue during the December 2009 quarter is shown in the following table:

Region	Shipments	Revenue
North America	7%	8%
Europe	6%	6%
Japan	12%	15%
Korea	26%	25%
Taiwan	37%	35%
Asia Pacific	12%	11%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $830.6 million at the end of the December 2009 quarter, compared to $761.2 million at the end of the September 2009 quarter. Cash flows from operating activities were approximately $73.3 million during the December 2009 quarter. Deferred revenue and deferred profit balances at the end of the December 2009 quarter were $134.4 million and $73.9 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $11 million as of December 27, 2009.

“In the December 2009 quarter we saw significant growth in shipments, revenue and earnings for Lam Research. As we move into 2010 we will continue to focus on delivering market share gains in our etch and clean businesses to expand revenues, earnings per share and cash generation from cycle to cycle,” said Steve Newberry, Lam’s president and chief executive officer. “I would like to thank our employees, suppliers and shareholders for their continued commitment to our success,” Newberry concluded.

~more~

Lam Announces Financial Results for the December 2009 Quarter

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers, and Lam’s focus on delivering market share gains in its etch and clean businesses to expand revenues, earnings per share and cash generation from cycle to cycle. Some factors that may affect these forward-looking statements include: business conditions in the semiconductor industry and the overall economy, and the efficacy of Lam’s plans for reacting to those conditions, changing customer demands, the actions of Lam’s competitors, and the challenges presented by the development and marketing of new products. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 28, 2009 and the report on Form 10-Q for the three months ended September 27, 2009. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

###

Lam Announces Financial Results for the December 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Six Months Ended
	December 27, 2009	September 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

Total revenue	$487,176	$318,548	$283,409	$805,724	$723,770
Cost of goods sold	268,685	187,233	174,329	455,918	428,532
Cost of goods sold - restructuring and asset impairments	—	—	7,728	—	10,776
Cost of goods sold - 409A expense	(4,713)	(5,455)	—	(10,168)	—

Total costs of goods sold	263,972	181,778	182,057	445,750	439,308

Gross margin	223,204	136,770	101,352	359,974	284,462
Gross margin as a percent of revenue	45.8%	42.9%	35.8%	44.7%	39.3%
Research and development	82,171	71,199	68,781	153,370	150,344
Selling, general and administrative	60,111	52,119	57,699	112,230	125,998
Restructuring and asset impairments	5,919	2,093	10,121	8,012	26,089
409A expense	(16,345)	(17,893)	2,143	(34,238)	2,904

Total operating expenses	131,856	107,518	138,744	239,374	305,335

Operating income (loss)	91,348	29,252	(37,392)	120,600	(20,873)
Operating margin as a percent of revenue	18.8%	9.2%	-13.2%	15.0%	-2.9%
Other income (expense), net	(58)	(368)	(7,233)	(426)	1,784

Income (loss) before income taxes	91,290	28,884	(44,625)	120,174	(19,089)
Income tax expense (benefit)	21,716	12,087	(20,453)	33,803	(3,790)

Net income (loss)	$69,574	$16,797	$(24,172)	$86,371	$(15,299)

Net income (loss) per share:
Basic net income (loss) per share	$0.55	$0.13	$(0.19)	$0.68	$(0.12)

Diluted net income (loss) per share	$0.54	$0.13	$(0.19)	$0.67	$(0.12)

Number of shares used in per share calculations:
Basic	127,296	126,774	125,084	127,035	125,266

Diluted	128,829	127,890	125,084	128,389	125,266

Lam Announces Financial Results for the December 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 27, 2009	September 27, 2009	June 28, 2009
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$430,166	$361,163	$374,167
Short-term investments	215,567	215,031	205,221
Accounts receivable, net	420,486	325,756	253,585
Inventories	241,296	220,083	233,410
Deferred income taxes	47,984	57,293	69,043
Other current assets	79,482	61,128	60,401

Total current assets	1,434,981	1,240,454	1,195,827
Property and equipment, net	205,089	211,348	215,666
Restricted cash and investments	184,913	185,010	178,439
Deferred income taxes	16,399	16,298	17,007
Goodwill and intangible assets	248,838	254,816	260,787
Other assets	94,622	87,179	84,145

Total assets	$2,184,842	$1,995,105	$1,951,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$445,243	$336,911	$340,763

Long-term debt and capital leases	$35,145	$35,787	$40,886
Income taxes payable	107,273	105,925	102,999
Other long-term liabilities	12,397	12,722	14,134
Stockholders’ equity	1,584,784	1,503,760	1,453,089

Total liabilities and stockholders’ equity	$2,184,842	$1,995,105	$1,951,871

1	Derived from audited financial statements

Lam Announces Financial Results for the December 2009 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 27, 2009	September 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$69,574	$16,797	$(24,172)	$86,371	$(15,299)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	18,184	17,681	17,177	35,865	35,073
Deferred income taxes	9,229	12,482	10,110	21,711	(2,297)
Restructuring charges, net	5,919	2,093	17,849	8,012	36,865
Equity-based compensation expense	13,259	13,958	14,049	27,217	29,457
Income tax benefit on equity-based compensation plans	303	(89)	(7,045)	214	(2,006)
Excess tax benefit on equity-based compensation plans	(235)	(368)	3,752	(603)	(517)
Other, net	173	1,159	3,200	1,332	5,865
Changes in operating asset and liabilities:	(43,096)	(61,009)	(73,909)	(104,105)	(82,998)

Net cash provided by (used for) operating activities	73,310	2,704	(38,989)	76,014	4,143

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(6,893)	(5,832)	(12,417)	(12,725)	(27,568)
Acquisitions of businesses, net of cash acquired	—	—	(8,763)	—	(11,190)
Net sales/maturities (purchases) of available-for-sale securities	(1,016)	(9,775)	39,767	(10,791)	46,747
Purchase of other investments	—	(961)	—	(961)	—
Transfer of restricted cash and investments	97	(6,571)	(32,178)	(6,474)	(48,306)
Other	—	—	(2,000)	—	(2,000)

Net cash used for investing activities	(7,812)	(23,139)	(15,591)	(30,951)	(42,317)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(689)	(1,915)	(13,060)	(2,604)	(15,433)
Net proceeds from issuance of long-term debt	52	284	515	336	625
Excess tax benefit on equity-based compensation plans	235	368	(3,752)	603	517
Treasury stock purchases	(576)	(2,356)	(24,448)	(2,932)	(27,203)
Reissuances of treasury stock	—	5,761	—	5,761	7,584
Proceeds from issuance of common stock	4,126	2,256	1,294	6,382	4,444

Net cash provided by (used for) financing activities	3,148	4,398	(39,451)	7,546	(29,466)

Effect of exchange rate changes on cash	357	3,033	1,512	3,390	(11,984)
Net increase (decrease) in cash and cash equivalents	69,003	(13,004)	(92,519)	55,999	(79,624)
Cash and cash equivalents at beginning of period	361,163	374,167	745,432	374,167	732,537

Cash and cash equivalents at end of period	$430,166	$361,163	$652,913	$430,166	$652,913

Lam Announces Financial Results for the December 2009 Quarter

Reconciliation of U.S. GAAP Net Income to Ongoing Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	December 27, 2009	September 27, 2009
U.S. GAAP net income	$69,574	$16,797
Pre-tax non-ongoing items:
Restructuring and asset impairments - operating expenses	5,919	2,093
409A expense - cost of goods sold	(4,713)	(5,455)
409A expense - operating expenses	(16,345)	(17,893)
Impairment of investment - other income (expense), net	927	—
Net tax expense on non-ongoing items	5,352	8,639

Ongoing net income	$60,714	$4,181

Ongoing net income per diluted share	$0.47	$0.03

Number of shares used for diluted per share calculation	128,829	127,890

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Ongoing Gross Margin, Operating

Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	December 27, 2009	September 27, 2009
U.S. GAAP gross margin	$223,204	$136,770
Pre-tax non-ongoing items:
Pre-tax 409A expense - cost of goods sold	(4,713)	(5,455)

Ongoing gross margin	$218,491	$131,315

U.S. GAAP gross margin as a percent of revenue	45.8%	42.9%
Ongoing gross margin as a percent of revenue	44.8%	41.2%

U.S. GAAP operating expenses	$131,856	$107,518
Pre-tax non-ongoing items:
Restructuring and asset impairments - operating expenses	(5,919)	(2,093)
409A expense - operating expenses	16,345	17,893

Ongoing operating expenses	$142,282	$123,318

Ongoing operating income	$76,209	$7,997

Ongoing operating margin as a percent of revenue	15.6%	2.5%